EX-99.906CERT

Section 906 Certifications


                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Multi-State Municipal Trust (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended 01/31/2008 (the "Form N-CSR") fully complies with the requirements of
     Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Principal Executive Officer                  Principal Financial Officer

Oppenheimer Multi-State                      Oppenheimer Multi-State
Municipal Trust                              Municipal Trust



/s/ John V. Murphy                           /s/ Brian W. Wixted
--------------------------                   ---------------------------w
John V. Murphy                               Brian W. Wixted

Date: 03/11/2008                             Date: 03/11/2008